EXHIBIT 99.1

FBR Capital Markets Reports First Quarter 2010 Financial Results

ARLINGTON, Va., April 21, 2010 (GLOBE NEWSWIRE) -- FBR Capital Markets Corporation (Nasdaq:FBCM) ("FBR Capital Markets" or "the Company"), a leading investment bank serving the middle market, today reported a net after-tax loss of $8.3 million, or $0.13 per diluted share, for the quarter ended March 31, 2010. These results compare to a net after-tax loss of $16.2 million, or $0.27 per diluted share, for the first quarter of 2009.

The Company's pre-tax core operating loss was $18.1 million for the first quarter of 2010 compared to a pre-tax core operating loss of $8.9 million in the first quarter of 2009. This non-GAAP measurement excludes specific non-core items and non-cash expenses, including $5.2 million of stock-based compensation expense in the first quarter of 2010. See "Non-GAAP Financial Measures" below for a reconciliation of the Company's non-GAAP pre-tax core operating results to its GAAP pre-tax operating results for the specified 2010 and 2009 periods.

First quarter 2010 net revenues were $44.2 million compared to $49.7 million in the first quarter of 2009. Investment banking revenues were $11.1 million for the first quarter of 2010 compared to $7.9 million for the first quarter of 2009. Institutional brokerage revenues for the first quarter of 2010 were $27.5 million, down from $39.7 million in the first quarter of 2009.

As previously announced, on March 12, 2010, the Company closed the acquisition of the mutual fund operations of AFBA 5Star Funds. Including this acquisition, total assets under management increased by $181 million, or 14%, to $1.5 billion.*

The Company continues its focus on maintaining a reduced cost structure, with fixed non-compensation expenses at $19.0 million for the first quarter of 2010, down 14% from $22.2 million in the first quarter of 2009. Total non-interest expenses for the first quarter of 2010 were $68.8 million as compared to $65.2 million for the first quarter of 2009. The increase in this total expense measure reflects the costs associated with the addition of more than 40 revenue-generating professionals to the Company's banking and trading businesses.

As of March 31, 2010, shareholders' equity totaled $309.9 million, with over $170 million held in cash, and a book value per share of $4.94.

"The decline in revenue from $123.8 million last quarter to $44.2 million this quarter highlights the volatile nature of quarterly revenue in our business model," said Richard J. Hendrix, President and Chief Executive Officer of FBR Capital Markets. "The growth of our newer businesses and our asset management business will, over time, reduce this volatility. In the meantime, our proven ability to win and execute large, lead-managed transactions will have a significant positive impact on any given quarter. While we are disappointed in our first quarter's results, we have not fundamentally changed our overall expectations for the year."

Investors wishing to listen to the earnings call at 9:00 A.M. U.S. EDT, Wednesday, April 21, 2010, may do so via the Web or conference call at:

Webcast link:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=79783&CompanyID=FBCM&e=1&mediaKey=A638ADF35B185A230531194DBE6AEB85

Conference call dial-in number (toll-free): 877.303.6433

Conference call dial-in number (local): 224.357.2198

Conference call code: 67471952

Replays of the webcast will be available after the call.

FBR Capital Markets Corporation (Nasdaq:FBCM) provides investment banking, merger and acquisition advisory, institutional brokerage, introducing prime brokerage and research services through its subsidiary FBR Capital Markets & Co.  FBR Capital Markets focuses capital and financial expertise on the following industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom.  FBR Fund Advisors, Inc., a subsidiary of FBR Capital Markets Corporation, provides clients with a range of investment choices through The FBR Funds, a family of mutual funds. FBR Capital Markets is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States and in London.  For more information, please visit www.fbr.com.

The FBR Capital Markets Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6405

* On March 12, 2010, FBR Asset Management Holdings, Inc., a subsidiary of the Company, completed its acquisition of the mutual fund operations of AFBA 5Star Investment Management Company, a related enterprise of the Armed Forces Benefit Association (AFBA).

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect FBR Capital Markets' future results and financial condition, see "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and other items throughout  the Company's Form 10-K and Current Reports on Form 8-K.

Financial data follow.

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)
	Quarter ended March 31,
	2010	2009
REVENUES:
Investment banking:
Capital raising	$ 7,711	$ 4,299
Advisory	3,434	3,599
Institutional brokerage:
Principal transactions	7,870	11,318
Agency commissions	19,660	28,352
Asset management fees	3,328	2,927
Net investment income (loss)	2	(1,447)
Interest, dividends & other	2,212	855
Total revenues	44,217	49,903
Interest expense	--	252
Revenues, net of interest expense	44,217	49,651

NON-INTEREST EXPENSES:
Compensation and benefits	42,744	36,998
Professional services	4,103	4,541
Business development	3,851	3,631
Clearing and brokerage fees	3,382	3,297
Occupancy and equipment	6,492	7,957
Communications	4,767	5,161
Other operating expenses	3,419	3,624
Total non-interest expenses	68,758	65,209

Loss before income taxes	(24,541)	(15,558)

Income tax (benefit) provision	(16,279)	609

Net loss	$ (8,262)	$ (16,167)

Basic loss per share	$ (0.13)	$ (0.27)
Diluted loss per share	$ (0.13)	$ (0.27)
.
Weighted average shares - basic (in thousands)	64,024	59,119
Weighted average shares - diluted (in thousands)	64,024	59,119

Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles (GAAP), FBR Capital Markets has disclosed non-GAAP pre-tax core operating losses for the quarters ended March 31, 2010, and 2009 in this press release. This non-GAAP measurement is used by management to analyze and assess the results of the core capital markets and asset management operating units. In determining core operating earnings (losses), FBR Capital Markets has excluded from GAAP financial results the following non-core operating items: (1) severance costs associated with reductions in headcount; (2) corporate transaction costs, which include costs related to reductions in physical space and costs associated with business combinations and acquisitions; and (3) net investment income (losses) from mortgage-backed securities and long-term investments. FBR Capital Markets has also excluded the following non-cash expenses: (1) impairment of intangible assets; (2) compensation costs associated with stock-based awards; and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company and provides additional clarity around the firm's forward earnings capacity and trend.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of FBR Capital Markets' business and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes income (loss) before income taxes on a GAAP basis and core operating earnings (loss) before income taxes on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands).

	Q1 - 10	Q4 - 09	Q3 - 09	Q2 - 09	Q1 - 09

Net revenues before net investment income/loss	$ 44,215	$ 122,188	$ 71,411	$ 45,959	$ 51,098
GAAP pre-tax (loss) income	$ (24,541)	$ 15,167	$ (6,958)	$ (21,640)	$ (15,558)
Non-core items:
Severance	970	183	219	191	560
Corporate transaction costs	186	2,590	2,274	--	--
Net investment loss, MBS	--	--	--	--	1,043
Net investment (income) loss, long-term investments	(2)	(1,626)	(29)	(1,369)	404
Non-cash expenses:
Impairment of intangible assets	--	--	--	5,350	--
Stock compensation expense	5,196	5,117	5,462	4,912	4,311
Amortization of intangible assets	100	220	685	291	291
Non-GAAP pre-tax core operating (loss) income	$ (18,091)	$ 21,651	$ 1,653	$ (12,265)	$ (8,949)

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	31-Mar-10	31-Dec-09

Cash and cash equivalents	$ 171,310	$ 275,506
Receivables	21,599	15,751
Investments:
Long-term investments	52,466	43,620
Trading securities, at fair value	124,782	94,478
Due from brokers, dealers and clearing organizations	100,289	96,477
Goodwill and intangible assets, net	8,812	8,424
Furniture, equipment and leasehold improvements, net	15,174	15,172
Prepaid expenses and other assets	23,977	6,897
Total assets	$ 518,409	$ 556,325

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$ 76,519	$ 51,669
Accrued compensation and benefits	14,759	72,537
Accounts payable, accrued expenses and other liabilities	25,298	22,452
Due to brokers, dealers and clearing organizations	91,953	90,168
Total liabilities	208,529	236,826

Shareholders' equity:
Common stock	62	64
Additional paid-in capital	419,508	428,661
Restricted stock units	27,729	19,979
Accumulated other comprehensive loss	(23)	(71)
Accumulated deficit	(137,396)	(129,134)
Total shareholders' equity	309,880	319,499

Total liabilities and shareholders' equity	$ 518,409	$ 556,325

Book Value per Share	$4.94	$5.00

Shares Outstanding (in thousands)	62,740	63,908

FBR CAPITAL MARKETS CORPORATION
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-1 10	Q-4 09	Q-3 09	Q-2 09	Q-1 09
Revenues, net of interest expense	$ 44,217	$ 123,814	$ 71,440	$ 47,328	$ 49,651

Non-interest expenses:
Variable	21,642	55,196	29,360	19,405	21,143
Fixed	47,116	53,451	49,038	44,213	44,066
Impairment of intangible assets	--	--	--	5,350	--

(Loss) income before income taxes	(24,541)	15,167	(6,958)	(21,640)	(15,558)

Income tax (benefit) provision	(16,279)	(2,063)	12	104	609

Net (loss) income	$ (8,262)	$ 17,230	$ (6,970)	$ (21,744)	$ (16,167)

Fixed expenses	$ 47,116	$ 53,451	$ 49,038	$ 44,213	$ 44,066
Less: Non-cash expenses	5,296	5,337	6,147	5,203	4,602
Corporate transaction costs	186	2,590	2,274	--	--
Severance	970	183	219	191	560

Core fixed costs	$ 40,664	$ 45,341	$ 40,398	$ 38,819	$ 38,904

Statistical Data
Net assets under management (in millions)
Mutual funds	$ 1,497.3	$ 1,316.3	$ 1,468.1	$ 1,364.9	$ 1,079.8
Managed accounts	--	--	--	--	128.8
Hedge & offshore funds	2.1	2.1	3.0	4.1	16.1
Private equity and venture capital funds	4.6	7.2	12.3	12.4	13.6
Total	$ 1,504.0	$ 1,325.6	$ 1,483.4	$ 1,381.4	$ 1,238.3

Employee count	598	595	583	554	550
CONTACT:  FBR Capital Markets Corporation
          Media Relations:
          Troy D. Gravitt
            703.469.1004
            tgravitt@fbr.com
          Investor Relations:
          Bradley J. Wright
            703.469.1080
            fbcmir@fbr.com